                                                                Exhibit 99.14(c)

                                    EXHIBIT B
                                  JUNE 25, 2006

                             ALLOCATION METHODOLOGY

                DOMESTIC 1940 ACT FUNDS ACCRUAL AND ALLOCATION METHODS - MFS AND COMPASS
--------------------------------------------------------------------------------------------------------
                                                                    CAPITAL
                                                                   GAIN/LOSS
                                                                      AND
                                                                  UNREALIZED
                                          EXPENSE      INCOME      APP. DEP.    CAP. GAIN      INCOME
                             DIVIDEND   ALLOCATION   ALLOCATION   ALLOCATION     DIVIDEND      DIVIDEND
       FUND TYPE            FREQUENCY     METHOD       METHOD       METHOD     ENTITLEMENT   ENTITLEMENT
--------------------------------------------------------------------------------------------------------
      FIXED INCOME            Daily      Relative     Relative     Relative       Shares       Settled
                                        Net Assets   Net Assets   Net Assets   Outstanding      Shares

EQUITY AND BALANCED FUNDS    Periodic    Relative     Relative     Relative       Shares        Shares
                                        Net Assets   Net Assets   Net Assets   Outstanding   Outstanding

   MONEY MARKET FUNDS         Daily      Relative     Relative     Relative      Settled       Settled
                                        Net Assets   Net Assets   Net Assets      Shares        Shares


                                       B-1